January 3, 1996

Securities and Exchange Commission
450 5th Street, N.W.
Washington,  DC  20549

     RE:  Templeton Smaller Companies Growth Fund, Inc.
          (File No. 2-70889)

Dear Sirs:

     Enclosed for filing pursuant to Rule 497(e) under the Securities Act of 1933 is a copy of a supplement dated January 2, 1996, to the Prospectus of Templeton Smaller Companies Growth Fund, Inc. dated January 1, 1996.


Sincerely,


/s/ JOHN K. CARTER
John K. Carter
Associate Counsel